EXHIBIT 99.1

                                  NEWS RELEASE


                                                 CONTACT:    Jay Jacobson
FOR IMMEDIATE RELEASE                                        Financial Relations
                                                             (914) 722-2737

              B/E AEROSPACE, INC. ANNOUNCES IN-FLIGHT ENTERTAINMENT
                      JOINT VENTURE WITH SEXTANT AVIONIQUE;
                       PLANNED RESTRUCTURING OF OPERATIONS
                    AND REVISED EXPECTATIONS FOR FY2000-2004

        Wellington, Florida, January 25, 1999 ---- B/E Aerospace, Inc. (Nasdaq-NMS: BEAV) today announced that it has signed a definitive agreement to sell a 51-percent interest in its In-Flight Entertainment (IFE) business to a wholly owned subsidiary of Sextant Avionique, S.A. (Sextant). Sextant, which supplies complete avionics systems for both military and civil aircraft, is one of the world's leading suppliers of aircraft avionics systems and the largest supplier of such systems to Airbus Industrie.

        Terms of the agreement provide for Sextant to acquire a 51-percent interest in B/E's IFE business for an initial cash purchase price of $62 million. The final purchase price for the 51-percent interest will be determined on the basis of operating results for the joint venture over its initial two years of operations and could range from $47 million to $87 million. Completion of the transaction, which is subject to regulatory approvals, is expected by February 28, 1999. The Company intends to use 100-percent of the proceeds from this transaction to reduce its bank borrowings.

        The new company, named Sextant In-Flight Systems, LLC, will be headquartered in B/E Aerospace's existing 120,000-square-foot state-of-the-art facility in Irvine, California. The in-flight entertainment products manufactured, tested, and certified at this facility include the MDDS (Multimedia Digital Distribution System) advanced interactive individual-passenger video entertainment systems; the BE2000 multi-channel, distributed, individual-passenger video systems; passenger control units (noise-canceling, digital, analog, and telephone); and individual-passenger audio systems. In addition, the company manufactures, in conjunction with Harris Corporation, a direct-broadcast satellite television system called LiveTV(TM).

        B/E Chief Executive Officer Robert J. Khoury stated, "We are very pleased to have Sextant as our partner in the in-flight entertainment business. We believe this venture will bring tangible benefits to our customers and the venture partners. B/E Aerospace has a tremendous installed base and world-class expertise in video distribution systems onboard aircraft. It has been our vision to couple that capability with a partner possessing technological capabilities, financial resources, marketing credibility and a strong product support infrastructure. We are pleased to have Sextant as that partner."

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        "Sextant Avionique is one of only three major international manufacturers capable of delivering complete avionics systems. Sextant's expertise in systems integration spans the entire avionics field, including flight control and navigation systems, computers and information processing, man-machine interfaces and displays, sensors and instruments. We fully expect that their leadership position in commercial and military avionics systems will enable Sextant to contribute significantly to our new IFE venture."

        Khoury continued, "The benefits of this new business relationship are powerful. The venture's logistics and product support organization can draw on resources and assets of both B/E Aerospace and Sextant. This means added flexibility to the customer. The company's engineers will exchange best-of-breed technologies, complementary resources and design practices. This will provide the customer with an expanded set of product offerings that are designed from the outset to integrate into seamless solutions for the cockpit or cabin interior. Finally, the added financial and marketing resources will make this one of the strongest teams in the industry, bringing a reaffirmed commitment to an evolving product line with a world-class product support infrastructure to back it up."

        "The monetization of a portion of our in-flight entertainment business will benefit B/E by sharing Sextant's strong technical capabilities and outstanding relationship with not only the world's airlines, but also the major OEM's and, in particular, Airbus Industrie. We believe the joint venture company has the capability of becoming the clear market leader for the in-flight entertainment industry."

        Separately, B/E announced that it will take a charge to restructure its operations, including the consolidation of a number of facilities, a substantial reduction in employment and rationalization of its product offerings. The cost of restructuring, along with costs to rationalize its product offerings and costs associated with new product introductions, the latter of which are expected to decline over the course of the next several quarters, is expected to be approximately $70 million. The Company also announced that a new accounting standard by the American Institute of Certified Public Accountants, which requires start-up and organization costs associated with acquisitions to be expensed rather than amortized, and which is effective for years beginning after December 15, 1998, will be adopted as of the beginning of the Company's current fiscal year.


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        Specifically, the Company's restructuring plans provide for the elimination of seven manufacturing sites and an estimated net reduction of 500 employees (or eight-percent of the Company's workforce) over the next 12 months. The Company also anticipates the successful completion of business process reengineering and Y2K system compliance initiatives that have been refocused to include all acquisitions. The scope of these efforts builds in top-to-bottom revamping of operating practices, systems and personnel, and targets the incorporation of industry-wide "best practices" and lean manufacturing concepts at all B/E operations, including the recent acquisitions.

        With respect to the outlook for the next several years, the Company announced that it expects that the recession in Asia and the severe cutbacks in Boeing widebody aircraft production will have a dampening effect on its growth rate. Nevertheless, the Company expects continued revenue growth during fiscal year 2000 and for the next several years despite the planned reduction in new aircraft deliveries. This revenue growth is expected to be driven by the aftermarket and is reflective of the Company's strong backlog, the large number of new orders expected as a result of fleet refurbishment programs that have been awarded to B/E, the continued growth of B/E's General Aviation and VIP Products Group and the growing demand for reconfiguration and conversion services consistent with a slowdown in new aircraft deliveries.

        Mr. Khoury stated, "B/E is committed to Company-wide, fully reengineered business processes and upgraded systems. The seven acquisitions completed over the last nine months, together with the unprecedented number of new product introductions and the success of those new products, have prompted the need for our reengineering to be refocused and intensified. The success that we have achieved during the three years ended February 1998 in improving our Corporate-wide gross margin by 550 basis points will not continue unless we redouble our efforts. The restructuring plan we have announced today is intended to significantly lower our cost structure and further improve our productivity and long-term competitive position."

        "The aforementioned acquisitions and new product development activities have effectively obsoleted products inventories and have resulted in a misalignment of our manufacturing, research and development, and engineering capacities. We believe the steps we are taking are consistent with our strategy of pursuing the highest level of quality and productivity in every facet of our operations, from the factory floor to customer support."

        Khoury concluded, "The growth in our backlog has been driven by new product introductions, many of which are just now being produced in volume for the first time. The learning curve associated with the large number of new product introductions is currently putting pressure on our gross and operating margins. We expect that we will continue to encounter this margin pressure over the next several quarters and that we will experience gross margins during the fourth quarter and throughout next year that are somewhat


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lower than those realized recently as the large number of new products are introduced in volume for the first time. However, as a result of the actions we are announcing today, the Company expects to reinitiate margin improvements over the next several years, beginning in FY2001."

        B/E Aerospace, Inc. is the world's leading manufacturer of cabin interior products, serving virtually all the world's airlines and aircraft manufacturers. B/E designs, develops, manufactures, sells and services a broad line of passenger cabin interior products for both commercial and general aviation aircraft and provides interior design, reconfiguration and conversion services to its customers throughout the world.

        This Report contains forward-looking statements that involve risks and uncertainties. The Company's actual experience may differ materially from that anticipated in such statements. Factors that might cause such a difference include, but are not limited to, those discussed in the Company's filings with the Securities and Exchange Commission, including its most recent Form 10-Q, proxy statement and Form 10-K/A, and in "Risk Factors" in both its Form S-3 filed on December 28, 1998, relating to the registration of the Company's common stock, and S-4 filed on January 13, 1999, relating to the registration of the Company's senior subordinated notes, as well as future events that have the effect of reducing the Company's available operating income and cash balances, such as unexpected operating losses, delays in the integration of the Company's acquired businesses, conditions in the airline industry, delivery of the Company's MDDS interactive video system, delays in the implementation of the Company's Year 2000 readiness program, customer delivery requirements, new or expected refurbishments or capital expenditures or cash expenditures related to possible future acquisitions.